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                                  EXHIBIT 10.21

                      TRADEMARK LICENSING AGREEMENT BETWEEN

                  HOMELIFE, INC. AND JEROME'S MAGIC WORLD, INC.


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                          TRADEMARK LICENSING AGREEMENT

This trademark licensing agreement is between HomeLife, Inc. ("HomeLife")
4100 Newport Place, Suite 730, Newport Beach, CA 92660, and Jerome's Magic World, Inc. ("Jerome") 4100 Newport Place, Suite 730, Newport Beach, CA 92660.

         WHEREAS HomeLife wishes to license certain trademarks from by Jerome, and Jerome agrees to license certain trademarks to HomeLife, Jerome states the terms under which it is willing to license the trademarks to HomeLife.

                        TERMS OF THE LICENSING AGREEMENT

1) The trademarks to be licensed are "King D List", "Crok 'N Roll", "Waz", "Jerome". "Rockhead", "Jerome the Gnome", "Ralph the Elf and Gerome the Gnome", "GnomeLife", "GnomeLife HL", and "Jerome HL".

2) The term of this agreement shall be for the eight years commencing on the date of this agreement.

3) There shall be no cost to HomeLife for the licensing of these trademarks during the term of this agreement. Thereafter, Jerome may renew the license at the fair market value, to be determined by HomeLife and Jerome.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement on the 30th day of October 1995.

HomeLife, Inc.                         Jerome's Magic World, Inc.
 /s/ Andrew Cimerman                   /s/ Andrew Cimerman
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Andrew Cimerman                        Andrew Cimerman